Exhibit 5.12

CONSENT OF Eric Desaulniers

November 25, 2025

VIA EDGAR

United States Securities and Exchange Commission

Re:	Nouveau Monde Graphite Inc. (the “Company”) Registration Statement on Form F-10 of the Company filed on November 25, 2025 (the “Form F-10”)

I, Eric Desaulniers, hereby consent to the use of my name (i) in connection with reference to my involvement in the preparation and review of the scientific or technical information contained in (a) the Management’s Discussion and Analysis for the year ended December 31, 2024, (b) the Management’s Discussion and Analysis for the quarter ended September 30, 2025 and (c) the short form base shelf prospectus with respect to the Bécancour Battery Material Plant Project and (ii) under the caption “Interests of Experts” in the short form base shelf prospectus, in each case, included in or incorporated by reference in this Form F-10 being filed by Company with the United States Securities and Exchange Commission, and any amendment thereto.

/s/ Eric Desaulniers
Eric Desaulniers